Exhibit 99.2

Eleven Biotherapeutics Announces Investigational New Drug Application Submission to

Initiate Clinical Trials of EBI-031 for Ocular Diseases

Cambridge, MA – June 13, 2016 – Eleven Biotherapeutics, Inc. (NASDAQ: EBIO), a biopharmaceutical company discovering and developing protein therapeutics to treat diseases of the eye, today announced that it has submitted an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) to initiate a Phase 1 clinical trial of EBI-031, a humanized monoclonal antibody that potently binds interleukin-6 (IL-6) and inhibits all known forms of IL-6 cytokine signaling, which may be effective for the treatment of ocular diseases such as diabetic macular edema and uveitis.

“We are pleased to have this IND under review by the FDA,” said Abbie Celniker, Ph.D., President and Chief Executive Officer of Eleven Biotherapeutics. “We look forward to providing additional details on the development of EBI-031 as a potential treatment for diseases of the eye, such as diabetic macular edema and uveitis, as they become available.”

About EBI-031

Eleven Biotherapeutics’ most advanced preclinical product candidate is EBI-031 for treatment of diabetic macular edema, or DME, and uveitis. EBI-031 was designed and engineered for intravitreal delivery using Eleven’s AMP-Rx platform. EBI-031 is a potent blocker of both free IL-6 and IL-6 complexed to the soluble IL-6 receptor (IL-6R).

About Eleven Biotherapeutics

Eleven Biotherapeutics, Inc. is a preclinical-stage biopharmaceutical company with a proprietary protein engineering platform, called AMP-Rx, that it applies to the discovery and development of protein therapeutics to treat diseases of the eye. Eleven’s therapeutic approach is based on the role of cytokines in diseases of the eye, the Company’s understanding of the structural biology of cytokines and the Company’s ability to rationally design and engineer proteins to modulate the effects of cytokines. Cytokines are cell signaling molecules found in the body that can have important inflammatory effects. For more information please refer to the Company’s website www.elevenbio.com.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, advancement or maturation of its product candidates and product pipeline, clinical development of the Company’s product candidates, including expectations regarding timing of regulatory submissions and initiation of clinical trials, regulatory requirements for initiation of clinical trials and registration of product candidates, the review of its strategic alternatives and the outcome of such review, the completion and results of potential strategic transactions, the sufficiency of its cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals and other factors discussed in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contact:

Leah Monteiro

Eleven Biotherapeutics

Leah.Monteiro@elevenbio.com

617-714-0619